                                                                    Exhibit 11.1
                                                                    ------------
                       Computation of Earnings Per Share

                          Fiscal Year Ended                      Fiscal Year Ended                       Fiscal Year Ended
                            June 30, 1996                          June 30, 1997                           June 30, 1998
                            -------------                          -------------                           -------------

                                       Per Share                          Per Share                        Per Share
                                       ---------                          ---------                        ---------
                  Net Income  Shares     Amount    Net Income   Shares     Amount     Net Income  Shares    Amount
                  ----------  ------     ------    ----------   ------     ------     ----------  ------    ------
Basic EPS             $5,796   7,249      $ 0.80      $(5,217)   7,900      $(0.66)       $9,090   7,860       $1.16

Effect of dilutive
security options          -      246       (0.03)           -      135        0.01            -      316       (0.04)
                  -------------------------------  --------------------------------   -------------------------------
Diluted EPS           $5,796   7,495      $ 0.77      $(5,217)   8,035      $(0.65)       $9,090   8,176       $1.11
                  ===============================  ================================   ===============================


                         Nine Months Ended                      Nine Months Ended
                           March 31, 1998                         March 31, 1999
                           --------------                         --------------

                                       Per Share                              Per Share
                                      ----------                              ---------
                  Net Income  Shares     Amount        Net Income   Shares      Amount
                  ----------  ------     ------        ----------   ------      ------
Basic EPS             $8,229   7,841      $ 1.05          $13,179    7,872        $ 1.67

Effect of dilutive
security options          -      299       (0.04)              -       201         (0.04)
                  -----------------------------------------------------------------------
Diluted EPS           $8,229   8,140      $ 1.01          $13,179    8,073        $ 1.63
                  =======================================================================

                                   Pro Forma                                            Pro Forma
                               Fiscal Year Ended                                    Nine Months Ended
                                 June 30, 1998                                        March 31, 1999
                                 -------------                                        --------------

                                                   Per Share                                          Per Share
                                                   ---------                                          ---------
                    Net Income        Shares        Amount              Net Income       Shares         Amount
                    ----------        ------        ------              ----------       ------         ------
Basic EPS               $7,629         9,022          $ 0.85                $8,286        9,034          $ 0.92

Effect of dilutive
security options            -            316           (0.03)                   -           201           (0.02)
                    -----------------------------------------           ----------------------------------------
 Diluted EPS            $7,629         9,338          $  .82                $8,286        9,235          $ 0.90
                    =========================================           ========================================
